UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2011

Medtronic, Inc.

(Exact name of Registrant as Specified in its Charter)

Minnesota	1-7707	41-0793183
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

710 Medtronic Parkway Minneapolis, Minnesota		55432
(Address of principal executive offices)		(Zip Code)

(Registrant’s telephone number, including area code): (763) 514-4000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

The 2011 Annual Meeting of Shareholders of Medtronic, Inc. (the “Company”) was held on August 25, 2011. The votes cast with respect to each item of business properly presented at the meeting are as follows:

•	The shareholders elected each of the eleven nominees to the Board of Directors to serve for one-year terms, as follows:

	For	Withheld	Broker Non-Vote
Richard H. Anderson	722,886,180	29,882,172	114,631,853
David L. Calhoun	475,257,231	277,511,121	114,631,853
Victor J. Dzau, M.D.	744,463,905	8,304,447	114,631,853
Omar Ishrak	724,805,149	27,963,203	114,631,853
Shirley Ann Jackson, Ph.D.	678,889,286	73,879,066	114,631,853
James T. Lenehan	744,829,280	7,939,072	114,631,853
Denise M. O’Leary	739,826,442	12,941,910	114,631,853
Kendall J. Powell	649,194,876	103,573,476	114,631,853
Robert C. Pozen	742,896,923	9,871,429	114,631,853
Jean-Pierre Rosso	720,192,760	32,575,592	114,631,853
Jack W. Schuler	611,656,100	141,112,252	114,631,853

•	The shareholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2012 fiscal year.

For	859,736,337
Against	6,654,794
Abstain	1,009,074
Broker Non-Vote	N/A

•	The shareholders adopted the non-binding resolution approving the compensation of the Company’s named executive officers as described in the Company’s 2011 proxy statement.

For	558,860,528
Against	191,156,521
Abstain	2,751,303
Broker Non-Vote	114,631,853

•

The shareholders cast non-binding votes to determine the frequency (whether annual, biennial or triennial) with which the shareholders will be entitled to have a future advisory vote on the compensation of the Company’s named executive officers. A plurality of shareholders favored an annual advisory vote on the compensation of the Company’s named executive officers. Based on the Board of Directors’ recommendation in the Company’s 2011 proxy statement and the voting results, the Company has determined to hold an advisory vote on executive compensation annually.

1 Year	643,748,639
2 Years	2,524,105
3 Years	103,175,722
Abstain	3,319,886
Broker Non-Vote	N/A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDTRONIC, INC.

	By	/s/ Gary L. Ellis
Date: August 30, 2011		Gary L. Ellis
Senior Vice President and Chief Financial Officer